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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the: (a) Registration Statement (Form S-4 No. 333-56723) pertaining to the registration of the 10% Senior Discount Notes, (b) Registration Statement (Form S-8 No. 333-63311) pertaining to the Junglee Corp. 1996 Stock Plan, the Junglee Corp. 1998 Equity Incentive Plan, the Sage Enterprises, Inc. 1997 Amended Stock Option Plan and the Sage Enterprises, Inc. MVP Stock Option Plan, (c) Registration Statement (Form S-4 No. 333-55943), as amended, pertaining to the acquisition shelf-registration of up to 30 million shares of common stock, (d) Registration Statement (Form S-8 No. 333-28763) pertaining to the 1997 Stock Option Plan of Amazon.com, Inc. and the Amended and Restated 1994 Stock Option Plan of Amazon.com, Inc., (e) Registration Statement (Form S-8 No. 333-88825) pertaining to the Convergence Corporation Stock Option Plan, (f) Registration Statement (Form S-8 No. 333-80491) pertaining to the Alexa Internet Amended and Restated 1997 Stock Option Plan, (g) Registration Statement (Form S-8 No. 333-80495) pertaining to the Accept.com Financial Services Corporation 1998 Stock Option Plan, (h) Registration Statement (Form S-3 No. 333-78797), as amended, pertaining to shelf registration of up to $2,000,000,000 of certain securities, (i) Registration Statement (Form S-8 No. 333-78651) pertaining to the LiveBid.com 1997 Stock Option Plan and Innerlinx Technologies, Incorporated 1997 Stock Option Plan, (j) Registration Statement (Form S-8 No. 333-78653) pertaining to the e-Niche Incorporated Amended and Restated 1998 Stock Option and Grant Plan, (k) Registration Statement (Form S-3 No. 333-74435) pertaining to the registration of the 4 3/4% Convertible Subordinated Notes due 2009, and (l) Registration Statement (Form S-8 No. 333-74419) pertaining to the Amazon.com, Inc. 1999 Non-officer Employee Stock Option Plan, of our report dated February 2, 2000, except for Note 15 as to which the date is February 16, 2000, with respect to the consolidated financial statements and schedule of Amazon.com, Inc. included in this Annual Report (Form 10-K) of Amazon.com, Inc. for the year ended December 31, 1999.


                                                      Ernst & Young LLP



Seattle, Washington
March 24, 2000